                                                                    Exhibit 3.25

                            ARTICLES OF INCORPORATION

                                       OF

                             PSS LABOR LEASING, INC.

                  I, Mary M. Thomas, as the sole incorporator, for the purpose of establishing a corporation, under the provisions and subject to the requirements of Chapter 17, Article 60, Section 17-6002 of the General Corporation code of Kansas (the "Code"), do hereby adopt the following Articles of Incorporation:

                  FIRST: The name of the corporation is PSS Labor Leasing, Inc.

                  SECOND: The corporation designates Corporation Services Company, Inc., as its registered agent in the State of Kansas. The address of the registered agent is 515 South Kansas Avenue, Topeka, Kansas 66603, Shawnee County.

                  THIRD: The purpose of the corporation is to lease labor services to related entities and for the transaction of any and all other lawful business purposes.

                  FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 100 shares and the par value of each of such shares shall be $1.00. All such shares shall be of one class and shall be designated as Common Stock. All of the 100 authorized shares of Common Stock, $1.00 par, shall be issued.

                  FIFTH: The name and the mailing address of the sole incorporator is as follows:

                  NAME                            ADDRESS
                  ----                            -------

                  Mary M. Thomas                  c/o Payless ShoeSource, Inc.
                                                  Law Department
                                                  3231 East Sixth Street
                                                  Topeka, KS 66607

                  SIXTH: The powers of the sole incorporator shall terminate upon the filing of these Articles of Incorporation. The following individuals shall serve as the directors of the corporation until the first annual meeting of the shareowner or until their successors are elected and shall qualify:

                  NAME                            ADDRESS
                  ----                            -------

                  James E. Zishka                 c/o Payless ShoeSource, Inc.
                                                  3231 East Sixth Street
                                                  Topeka, KS 66607

                  Lester B. Davis                 c/o Payless ShoeSource, Inc.
                                                  3231 East Sixth Street
                                                  Topeka, KS 66607

                  Jed L. Norden                   c/o Payless ShoeSource, Inc.
                                                  3231 East Sixth Street
                                                  Topeka, KS 66607

                  The number of Directors shall be as set forth in the By-laws of this Corporation.

                  SEVENTH: The Corporation shall be of perpetual existence.

                  EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

                  NINTH: A director or officer of the Corporation shall not be liable to the Corporation or its shareowner for monetary damages for breach of fiduciary duty as a director or an officer, except to the extent such exemption from liability or limitation thereof is not permitted under Section 17-6002 of the Code as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article Nine shall adversely affect any right or protection of a director or officer that exists as the time of such amendment, modification or repeal.

                  TENTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon the shareowner herein are granted subject to this reservation.

                  IN WITNESS WHEREOF, I do hereby execute these Articles of Incorporation and hereby declare and certify that the facts herein stated are true, and accordingly have hereunto set my hand this 29th day of September, 1997.

                                                 _________________________
                                                 Mary M. Thomas
                                                 Incorporator

                                      -2-